UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 26, 2007
DANA CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Virginia	1-1063	34-4361040

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Dorr Street, Toledo, Ohio	43615

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:(419) 535-4500
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a—12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d—2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 1.03 Bankruptcy or Receivership.
Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-2.1
EX-2.2
EX-2.3
EX-10.1
EX-99.1

Item 1.01.	Entry into a Material Definitive Agreement.
     Dana Corporation (“Dana”) and certain of its subsidiaries (collectively, the “Debtors”) are operating under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”). The Debtors’ Chapter 11 cases (collectively, the “Bankruptcy Cases”) are pending in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), where they have been consolidated under the caption In re Dana Corporation, et al., Case No. 06-10354 (BRL).
     As previously reported, the Bankruptcy Court approved and authorized the Debtors to enter into an Investment Agreement dated July 26, 2007 (the “Investment Agreement”), providing, among other things, for an affiliate of Centerbridge Capital Partners, L.P. (“Centerbridge”) to purchase $250 million in Series A convertible preferred shares of reorganized Dana and for qualified supporting creditors (qualified creditors of the Debtors, including the holders of Dana’s unsecured notes) to have an opportunity to purchase up to $500 million in Series B convertible preferred shares of reorganized Dana and Centerbridge to purchase up to $250 million of any Series B shares not purchased by the qualified supporting creditors. As reflected in the Plan and the Disclosure Statement, the amount of that offering has been increased to $540 million in Series B convertible preferred shares. Pursuant to a letter agreement dated October 18, 2007 with Dana (the “Letter Agreement”), specified members of the Ad Hoc Steering Committee of Bondholders and their affiliates (the “Backstop Investors”) severally agreed to purchase up to $290 million in Series B convertible preferred shares of reorganized Dana that are not subscribed for by qualified supporting creditors in the offering or purchased by Centerbridge in accordance with its obligations under the Investment Agreement. Through these arrangements, reorganized Dana has obtained contractual assurance that it will raise $790 million through the offering and the commitments of Centerbridge and the Backstop Investors.
     On December 7, 2007, Dana and Centerbridge entered into an amendment (the “Amendment”) to the Investment Agreement. A copy of the Amendment is filed with this report as Exhibit 10.1. The Amendment was subject to the approval of the Bankruptcy Court. Dana sought and received such approval in connection with the Bankruptcy Court’s consideration of the confirmation of the Third Amended Joint Plan of Reorganization of the Debtors (as it has been amended, modified and supplemented, the “Plan”). The confirmation order was entered by the Bankruptcy Court on December 26, 2007.
     Among other things, the Amendment:
     (i) Conforms the Investment Agreement to the Plan, which was filed with the Bankruptcy Court on October 23, 2007 and has been subsequently amended, modified and supplemented (and to which Centerbridge had consented), including by increasing the amount of Series B convertible preferred shares from $500 million to $540 million, changing the record date for trade claims eligible to participate in the purchase of Series B convertible preferred shares, increasing the size of the initial New Dana Holdco board of directors from 7 to 9, with Centerbridge and the Creditors’ Committee, as defined in the Plan, each designating one additional director and increasing the maximum amount of Dana’s obligation under the Investment Agreement to reimburse Centerbridge at closing for its actual, reasonable out of pocket expenses under certain circumstances involving termination of the Investment Agreement from $4 million to $5 million;
     (ii) Adds customary access and board observer right for Centerbridge to ensure compliance with certain regulations that apply to private equity funds (Venture Capital Operating Company regulations);
     (iii) Eliminates Centerbridge’s right to terminate the Investment Agreement if the Debtors lose exclusivity;

     (iv) Makes a corresponding increase from 7 to 9 in the size of the New Dana Holdco board of directors who will be elected at the first shareholders meeting and thereafter; and
     (vi) Adds the same preemptive rights (i.e., rights to purchase additional shares to maintain the holder’s percentage ownership in the event that reorganized Dana issues additional capital stock) for Series B shares that are applicable to the holders of Series A shares. The preemptive rights will not apply to reorganized Dana’s issuance of listed common stock and will be available only to holders of Series A and Series B convertible preferred shares who are Qualified Institutional Buyers as defined in securities laws.

Item 1.03	Bankruptcy or Receivership.
     On December 26, 2007, the Bankruptcy Court entered an order approving and confirming the Plan. Capitalized terms used but not otherwise defined herein have the meanings given to such terms in the Plan. The effective date of the Plan is anticipated to be by the end of January, 2008 (the “Effective Date”). The Debtors can make no assurance as to when, or ultimately if, the Plan will become effective. It is also possible that additional technical amendments could be made to the Plan prior to effectiveness. A copy of the Plan was attached as Exhibit 2.1 to a Form 8-K filed with the Commission on November 2, 2007, and is incorporated herein by reference. Attached hereto are the First Modification To Third Amended Joint Plan Of Reorganization Of Debtors and Debtors in Possession, dated December 6, 2007 as Exhibit 2.2 and the Stipulation and Agreed Order Between the Debtors and the Official Committee of Non-Union Retirees, dated December 11, 2007 as Exhibit 2.3 (the “Boilermakers’ Stipulation”). These documents with Exhibits thereto, constitute the Plan as confirmed.
     The following is a summary of the material terms of the Plan. This summary highlights only certain provisions of the Plan and is not a complete description of the Plan. This summary is qualified in its entirety by reference to the full text of the Plan.
A) Plan of Reorganization
     The Plan implements both (1) the Debtors’ restructuring as a sustainable, viable business through several restructuring initiatives that were undertaken during the Chapter 11 Cases and will be undertaken as part of the Plan (the “Restructuring”) and (2) a global settlement (the “Global Settlement”) among the Debtors and, respectively, the UAW and the USW (collectively, the “Unions”), and involving Centerbridge Partners, L.P. and certain of its affiliates (“Centerbridge”) as well certain creditors (the “Supporting Creditors”) as the New Equity Investors, on terms that provide significant value to the Debtors, their creditors and other stakeholders. Both the Restructuring and the Global Settlement are essential to the success of the Debtors’ reorganization and the viability of their businesses following the Effective Date of the Plan.
     The Restructuring required the simultaneous implementation of several distinct reorganization initiatives and the cooperation of the Debtors’ key business constituencies: customers, vendors, employees and retirees. In particular, the Debtors had to: (1) negotiate substantial price increases with their customers that, when fully implemented, are expected to be approximately $180 million on an annual basis; (2) recover, or otherwise compensate for, increased material costs through renegotiation or rejection of various customer programs and improvement of vendor terms; (3) achieve a permanent reduction and realignment of overhead costs that, when fully implemented, will approximate between $40 and $50 million annually; (4) restructure their wage and benefit programs to create an appropriate sustainable labor and benefit cost structure; and (5) address the excessive costs and funding requirements of the legacy pension and other post-retirement benefit liabilities accumulated over the past several decades, in part from prior divestitures and closed operations. Moreover, in order for the restructuring to be effective in the long-term, the Debtors determined that they must optimize their manufacturing footprint by substantially repositioning manufacturing to lower cost countries.
     The Debtors’ objectives to restructure their wages and benefit programs and to address their legacy pension and other post-employment benefit obligations were reached through: (1) the Global Settlement, in which all issues in the Chapter 11 Cases between the Debtors, the UAW and the USW were resolved, and Centerbridge and the Supporting Creditors committed to invest up to $790 million in New Dana Holdco; (2) the settlement with respect to the International Association of Machinists and Aerospace Workers’ (the “IAM”) involvement in the 1113/1114 Litigation (as defined below); (3) the Bankruptcy Court’s order authorizing the Debtors to terminate the non-pension retiree benefits of all active non-union workers in the United States, effective April 1, 2007; (4) the settlement between the Debtors and the Retiree Committee (as defined below) of a portion of the 1113/1114 Litigation pursuant to which the Debtors agreed to fund a Voluntary Employee Benefit Association (“VEBA”) trust (which is a tax-exempt trust that can be used to provide certain benefits to participants and their beneficiaries) through an initial contribution of $25 million and a final contribution, on or before the Effective Date, of $53.8 million; and (5) the termination of non-pension retiree benefits for the International Brotherhood of Boilermakers, Iron Ship Builders, Blacksmiths, Forgers and Helpers AFL-CIO by the Boilermaker Stipulation.
B) Treatment of Claims and Interests
     1) Classification and Treatment of Claims and Interests Under the Plan
     Except for Administrative Claims and Priority Tax Claims, which are not required to be classified, all Claims and Interests that existed on March 3, 2006 (the “Petition Date”) are divided into classes under the Plan. The following summarizes the treatment of the classified Claims and Interests under the Plan.

			Estimated
Class	Designation	Treatment Under Plan	Recovery
Class 1A	Priority Claims against the Consolidated Debtors	Unimpaired. On the Effective Date, each holder of an Allowed Claim in Class 1A will receive Cash equal to the amount of such Allowed Claim.	100%
Class 1B	Priority Claims against EFMG	Unimpaired. On the Effective Date, each holder of an Allowed Claim in Class 1B will receive Cash equal to the amount of such Allowed Claim.	100%
Classes 2A	Secured Claims Against the Consolidated Debtors Other Than the Port Authority Secured Claim	Unimpaired. On the Effective Date, each holder of an Allowed Claim in Class 2A will, at the election of the applicable Debtor, (A) receive payment in Cash equal to the amount of such Allowed Claim, (B) have its Allowed Claim Reinstated, or (C) receive the collateral securing such Allowed Claim.	100%
Class 2B	Secured Claims Against EFMG	Unimpaired. On the Effective Date, each holder of an Allowed Claim in Class 2B will, at the election of EFMG, (A) receive payment in Cash equal to the amount of such Allowed Claim, (B) have its Allowed Claim Reinstated, or (C) receive the collateral securing such Allowed Claim.	100%

			Estimated
Class	Designation	Treatment Under Plan	Recovery
Class 2C	Port Authority Secured Claim	Impaired. On or as soon as practicable after the Effective Date, the Port Authority Secured Claim in Class 2C will be satisfied by: (a) Reorganized Torque-Traction Technologies, LLC entering into and assuming as amended the Port Authority Lease in the form attached to the Port Authority Settlement Agreement as Exhibit 1, (b) New Dana Holdco executing and delivering an amended guaranty in the form attached to the Port Authority Settlement Agreement as Exhibit 2 and (c) Reorganized Torque-Traction Technologies, LLC and New Dana Holdco executing and delivering any other agreements necessary to implement the Port Authority Settlement Agreement.	95%
Class 3	Asbestos Personal Injury Claims	Unimpaired. On the Effective Date, the Asbestos Personal Injury Claims will be Reinstated.	100%
Class 4	Convenience Claims Against the Consolidated Debtors	Unimpaired. On the Effective Date, each holder of an Allowed Convenience Claim will receive Cash equal to the amount of such Allowed Claims (as reduced, if applicable, pursuant to an election by the holder thereof in accordance with Section I.A.55 of the Plan).	100%
Class 5A	General Unsecured Claims Against EFMG	Unimpaired. On the Effective Date, each holder of an Allowed Claim in Class 5A will receive Cash equal to the amount of such Allowed Claim.	100%
Class 5B	General Unsecured Claims Against the Consolidated Debtors	Impaired. In full satisfaction of its Allowed Claim, each holder of an Allowed Claim in Class 5B will receive (a) on the Effective Date, its Pro Rata share, based upon the principal amount of each holder’s Allowed Claim of the Distributable Shares of New Dana Holdco Common Stock and the Distributable Excess Minimum Cash; and (b) after the Effective Date, such periodic distributions of Reserved Shares and Reserved Excess Minimum Cash as are set forth in Section VI.G.5.b of the Plan.	72% — 86%[1]

1	Assumes a range of total General Unsecured Claims from $2.5 billion to $3.0 billion, with $3.25 billion being the cap on General Unsecured Claims pursuant to the Plan Support Agreement.

			Estimated
Class	Designation	Treatment Under Plan	Recovery
Class 5C	Union Claim	Impaired. On the Effective Date, in full satisfaction of the Union Claim, the Debtors will make the UAW Retiree VEBA Contribution and the USW Retiree VEBA Contribution.	69%
Class 6A	Prepetition Intercompany Claims	Impaired. No distribution.	0%
Class 6B	Claims of Wholly-Owned and Majority-Owned Non-Debtor Affiliates Other than DCC:	Unimpaired. On the Effective Date, Claims of Wholly-Owned and Majority-Owned Non Debtor Affiliates Other than DCC against the Debtors will be Reinstated.	100%
Class 6C	DCC Claim	Impaired. On the Effective Date, in full satisfaction of the DCC Claim, the Reorganized Debtors will satisfy in Cash DCC’s outstanding liability under the DCC Bonds.	35%
Class 6D	Section 510(b) Securities Claims Against the Consolidated Debtors	Impaired. No distribution.	0%
Class 7A	Old Common Stock of Dana Interests	Impaired. Cancellation of Old Common Stock of Dana and all Interests related thereto. No distribution.	0%
Class 7B	Section 510(b) Old Common Stock Claims Against the Consolidated Debtors	Impaired. No distribution.	0%
Class 8	Subsidiary Debtor Equity Interests	Unimpaired. On the Effective Date, the Subsidiary Debtor Equity Interests will be Reinstated, subject to the Restructuring Transactions.	100%
     2) Compliance with Laws and Effects on Distributions
     In connection with the Plan, to the extent applicable, each Disbursing Agent will comply with all applicable Tax withholding and reporting requirements imposed on it by any governmental unit, and all distributions pursuant to the Plan will be subject to applicable withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, each Disbursing Agent will be authorized to take any actions that may be necessary or appropriate to comply with such withholding and reporting requirements, including, without limitation, liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding Taxes or establishing any other mechanisms the Disbursing Agent believes are reasonable and appropriate, including requiring Claim holders to submit appropriate Tax and withholding certifications. To the extent any Claim holder fails to submit appropriate Tax and withholding certifications as required by the Disbursing Agent, such Claim holder’s distribution will be deemed undeliverable and subject to Section VI.F.2 of the Plan.
     All distributions under the Plan will be subject to applicable federal income tax reporting and withholding. The IRC imposes “backup withholding” (currently at a rate of 28%) on certain “reportable” payments to certain taxpayers, including payments of interest. Under the IRC’s backup withholding rules, a holder of a Claim may be subject to backup withholding with respect to distributions or payments made pursuant to the Plan, unless the holder (a) comes within certain exempt categories (which generally include corporations) and, when required, demonstrates this fact or (b) provides a correct taxpayer identification number and certifies under penalty of perjury that the taxpayer identification number is correct and that the taxpayer is not subject to backup withholding because of a failure to report all dividend and interest income. Backup withholding is not an additional federal income tax, but merely an advance payment that may be refunded to the extent it results in an overpayment of income tax. A holder of a Claim may be required to establish an exemption from backup withholding or to make arrangements with respect to the payment of backup withholding.
     Notwithstanding any other provision of the Plan, each entity receiving a distribution of Cash or New Dana Holdco Common Stock pursuant to the Plan will have sole and exclusive responsibility for the satisfaction and payment of any Tax obligations imposed on it by any governmental unit on account of the distribution, including income, withholding and other Tax obligations.
     The Debtors reserve the right to allocate and distribute all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support and other spousal awards, liens and similar encumbrances.
C) Executory Contracts and Unexpired Leases
     1) Assumption and Assignment Generally
          Except as otherwise provided in the Plan, in any contract, instrument, release or other agreement or document entered into in connection with the Plan or in a Final Order of the Bankruptcy Court, or as requested in any motion Filed on or prior to the Effective Date, on the Effective Date, pursuant to section 365 of the Bankruptcy Code, the applicable Debtor or Debtors will assume or assume and assign, as indicated, each Executory Contract or Unexpired Lease listed on Exhibit II.E.1.a to the Plan; provided, however, that the Debtors and Reorganized Debtors reserve the right, at any time on or prior to the Effective Date, to amend Exhibit II.E.1.a to th e Plan to: (i) delete any Executory Contract or Unexpired Lease listed therein, thus providing for its rejection pursuant to Section II.E.5 of the Plan; (ii) add any Executory Contract or Unexpired Lease thereto, thus providing for its assumption or assumption and assignment pursuant to Section II.E.1.a of the Plan; or (iii) modify the amount of the Cure Amount Claim. Moreover, pursuant to the Contract Procedures Order, the Debtors reserve the right, at any time until the date that is 30 days after the Effective Date, to amend Exhibit II. E.1.a to the Plan to identify or change the identity of the Reorganized Debtor party that will be an assignee of an Executory Contract or Unexpired Lease. Each contract and lease listed on Exhibit II.E.1.a to the Plan will be assumed only to the extent that any such contract or lease constitutes an Executory Contract or Unexpired Lease. Listing a contract or lease on Exhibit II. E.1.a to the Plan will not constitute an admission by a Debtor or Reorganized Debtor that such contract or lease (including any related agreements as described in Section II. E.1.b of the Plan) is an Executory Contract or Unexpired Lease or that a Debtor or Reorganized Debtor has any liability thereunder.

     2) Approval of Assumptions and Assignments; Assignments Related to Restructuring
     The Confirmation Order will constitute an order of the Bankruptcy Court approving the assumption (including any related assignment resulting from the Restructuring Transactions or otherwise) of Executory Contracts or Unexpired Leases pursuant to Section II.E of the Plan as of the Effective Date, except for Executory Contracts or Unexpired Leases that (a) have been rejected pursuant to a Final Order of the Bankruptcy Court, (b) are subject to a pending motion for reconsideration or appeal of an order authorizing the rejection of such Executory Contract or Unexpired Lease, (c) are subject to a motion to reject such Executory Contract or Unexpired Lease Filed on or prior to the Effective Date, (d) are rejected pursuant to Section II.E.5 of the Plan or (e) are designated for rejection in accordance with the last sentence of this paragraph. As of the effective time of an applicable Restructuring Transaction, any Executory Contract or Unexpired Lease to be held by any Debtor or Reorganized Debtor and assumed hereunder or otherwise in the Chapter 11 Cases, if not expressly assigned to a third party previously in the Chapter 11 Cases or assigned to a particular Reorganized Debtor pursuant to the procedures described above, will be deemed assigned to the surviving, resulting or acquiring corporation in the applicable Restructuring Transaction, pursuant to section 365 of the Bankruptcy Code. If an objection to a proposed assumption, assumption and assignment or Cure Amount Claim is not resolved in favor of the Debtors or the Reorganized Debtors, the applicable Executory Contract or Unexpired Lease may be designated by the Debtors or the Reorganized Debtors for rejection within five Business Days of the entry of the order of the Bankruptcy Court resolving the matter against the Debtors. Such rejection shall be deemed effective as of the Effective Date.
     3) Rejection of Executory Contracts and Unexpired Leases
     On the Effective Date, except for an Executory Contract or Unexpired Lease that was previously assumed, assumed and assigned or rejected by an order of the Bankruptcy Court or that is assumed pursuant to Section II.E. of the Plan (including any related agreements assumed pursuant to Section II.E.1.b of the Plan), each Executory Contract or Unexpired Lease entered into by a Debtor prior to the Petition Date that has not previously expired or terminated pursuant to its own terms will be rejected pursuant to section 365 of the Bankruptcy Code. The Executory Contracts or Unexpired Leases to be rejected will include the Executory Contracts or Unexpired Leases listed on Exhibit II.E.5 to the Plan. Each contract and lease listed on Exhibit II.E.5 to the Plan will be rejected only to the extent that any such contract or lease constitutes an Executory Contract or Unexpired Lease. Listing a contract or lease on Exhibit II.E.5 to the Plan will not constitute an admission by a Debtor or Reorganized Debtor that such contract or lease (including related agreements as described in Section II.E.1.b of the Plan) is an Executory Contract or Unexpired Lease or that a Debtor or Reorganized Debtor has any liability thereunder. Irrespective of whether an Executory Contract or Unexpired Lease is listed on Exhibit II.E.5 of the Plan, it will be deemed rejected unless such contract (a) is listed on Exhibit II.E.1.a of the Plan or Exhibit II.E.1.c of the Plan, (b) was not previously assumed, assumed and assigned or rejected by order of the Bankruptcy Court or (c) is not deemed assumed pursuant to the other provisions of Section II.E. of the Plan. The Confirmation Order will constitute an order of the Bankruptcy Court approving such rejections, pursuant to section 365 of the Bankruptcy Code, as of the later of: (a) the Effective Date; or (b) the resolution of any objection to the proposed rejection of an Executory Contract or Unexpired Lease. Any Claims arising from the rejection of any Executory Contract or Unexpired Lease will be treated as a Class 5A Claim or Class 5B Claim, as applicable (General Unsecured Claims), subject to the provisions of section 502 of the Bankruptcy Code.
D) New Capital Stock Issuable on Effective Date
     1) Common Stock

     As of the Effective Date, pursuant to the Plan, New Dana Holdco will issue the New Dana Holdco Common Stock, of which 100 million shares will be issued on account of Allowed Claims in Class 5B and for contribution to the Disputed Unsecured Claims Reserve. In addition, of such 100 million shares, calculated at the midpoint estimate of the reorganization value of New Dana Holdco at the Effective Date, 1,022,745 shares will be reserved for payment of the post-emergence bonuses to Union employees and 1,000,956 shares will be reserved to pay post-emergence bonuses to non-union hourly and salaried non-management employees.
     2) New Preferred Stock
     New Dana Holdco will be authorized to issue the New Preferred Stock, which will consist of (i) 2,500,000 shares of 4.0% series A convertible preferred stock, par value $0.01 per share (the “New Series A Preferred Stock”), and (ii) 5,400,000 shares of 4.0% series B convertible preferred stock, par value $0.01 per share (the “New Series B Preferred Stock”), the terms of which will be governed by the certificate of designations attached hereto as Exhibit B to the Amendment filed with this report as Exhibit 10.1. New Dana Holdco will issue to Centerbridge, in consideration for its investment in New Dana Holdco, the New Series A Preferred Stock and up to $250 million in New Series B Preferred Stock that is not purchased by Qualified Investors pursuant to an executed Subscription Agreement that is timely delivered to the Subscription Agent. New Dana Holdco also will issue to the B-2 Backstop Investors up to $290 million in additional New Series B Preferred Stock that is not purchased by Qualified Investors or Centerbridge.
E) Cancellation and Surrender of Instruments, Securities and Other Documentation
     Except as provided in any contract, instrument or other agreement or document entered into or delivered in connection with the Plan or as otherwise provided for herein, on the Effective Date and concurrently with the applicable distributions made pursuant to Article VI of the Plan, the Indentures and the Bonds will be deemed canceled and of no further force and effect against the Debtors, without any further action on the part of any Debtor. The holders of the Bonds will have no rights against the Debtors arising from or relating to such instruments and other documentation or the cancellation thereof, except the rights provided pursuant to the Plan; provided, however, that no distribution under the Plan will be made to or on behalf of any holder of an Allowed Bondholder Claim until such Bonds are surrendered to and received by the applicable Third Party Disbursing Agent to the extent required in Section VI.L of the Plan. Notwithstanding the foregoing and anything contained in the Plan, the applicable provisions of the Indentures will continue in effect solely for the purposes of (a) allowing the Indenture Trustee or other Disbursing Agent to make distributions on account of Bondholder Claims under the Plan as provided in Section VI.F of the Plan and for the Indenture Trustee to perform such other functions with respect thereto under the Indentures and to have the benefit of all the protections and other provisions of the applicable Indentures with respect to the Bondholders in doing so, (b) permitting the Indenture Trustee to maintain or assert any rights or Charging Liens it may have on distributions to Bondholders for the Indenture Trustee Fee Claim pursuant to the terms of the Plan and the applicable Indenture. The Reorganized Debtors shall not have any obligations to the Indenture Trustee for any fees, costs or expenses except as expressly provided in the Plan.
     The Old Common Stock of Dana shall be deemed canceled and of no further force and effect on the Effective Date. The holders of or parties to such canceled securities and other documentation will have no rights arising from or relating to such securities and other documentation or the cancellation thereof, except the rights provided pursuant to the Plan.

F) Exit Facility
     The Debtors have obtained fully underwritten commitments for a $2.0 billion Exit Facility. The Exit Facility will be underwritten by Citigroup Global Markets Inc., Lehman Brothers Inc., and Barclays Capital, and will consist of a $650 million asset-backed revolving credit facility and $1,305 million term loan facility. The Exit Facility will be secured by substantially all of the assets of the Debtors. These commitments for the Exit Facility were approved by the Bankruptcy Court on December 5, 2007.
G) Effect of Confirmation
     1) Discharge
     Except as provided in the Plan or in the Confirmation Order, the rights afforded under the Plan and the treatment of Claims and Interests under the Plan will be in exchange for and in complete satisfaction, discharge and release of all Claims and termination of all Interests arising on or before the Effective Date, including any interest accrued on Claims from and after the Petition Date. Except as provided in the Plan or in the Confirmation Order, Confirmation will, as of the Effective Date and immediately after cancellation of the Old Common Stock of Dana: (i) discharge the Debtors from all Claims or other debts that arose on or before the Effective Date, and all debts of the kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (A) a proof of Claim based on such debt is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code, (B) a Claim based on such debt is allowed pursuant to section 502 of the Bankruptcy Code or (C) the holder of a Claim based on such debt has accepted the Plan; and (ii) terminate all Interests and other rights of holders of Interests in the Debtors.
     In accordance with the foregoing, except as provided in the Plan, the Confirmation Order will be a judicial determination, as of the Effective Date and immediately after the cancellation of the Old Common Stock of Dana, but prior to the issuance of the New Dana Holdco Common Stock, of a discharge of all Claims and other debts and Liabilities against the Debtors and a termination of all Interests and other rights of the holders of Interests in the Debtors, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge will void any judgment obtained against the Debtors at any time, to the extent that such judgment relates to a discharged Claim or terminated Interest.
     2) Injunction
     As of the Effective Date, except as provided in the Plan or the Confirmation Order, all entities and Persons that have been, are or may be holders of Claims against or Interests in a Debtor are enjoined from taking any of the following actions against or affecting a Debtor, its Estate, its Assets, any direct or indirect successor in interest to a Debtor or any assets or property of such successor with respect to such Claims or Interests (other than actions brought to enforce any rights or obligations under the Plan): (a) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind; (b) enforcing, levying, attaching, collecting or otherwise recovering by any manner or means, directly or indirectly, any judgment, award, decree or order; (c) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any lien (other than as contemplated by the Plan); (d) asserting any setoff, right of subrogation or recoupment of any kind, directly or indirectly, against any obligation due to any Debtor, its Estate, its Assets, any direct or indirect successor in interest to a Debtor or any assets or property of such successor; and (e) proceeding in any manner in any place whatsoever that does not conform to or comply with the provisions of the Plan or the settlements set forth therein (including, without limitation, the Settlements).
     All Persons that have held, currently hold or may hold any Liabilities released or exculpated pursuant to Sections IV.E.6 and IV.E.7 of the Plan, respectively, are permanently enjoined from taking any of the following actions against any Released Party or its property on account of such released Liabilities: (a) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind; (b) enforcing, levying, attaching, collecting or otherwise recovering by any manner or means, directly or indirectly, any judgment, award, decree or order; (c) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any lien; (d) except as provided in the Plan, asserting any setoff, right of subrogation or recoupment of any kind, directly or indirectly, against any obligation due a Released Party; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.
     Except with respect to Derivative Claims and holders of Claims that vote in favor of the Plan (solely with respect to the Claim(s) that such holder voted in favor of the Plan), nothing in the Confirmation Order or in the Plan shall enjoin the prosecution of the claims asserted, or to be asserted, solely on account of alleged conduct occurring prior to the Petition Date, against any non-Debtor defendant in the Securities Litigation. In addition, nothing in the Confirmation Order or in the Plan shall prevent the holders of Asbestos Personal Injury Claims from exercising their rights against any applicable Debtor or Reorganized Debtor or its Estate or Assets with respect to their Asbestos Personal Injury Claims.
     3) Releases
     As of the Effective Date, the Debtors and the Reorganized Debtors, on behalf of themselves and their affiliates, the Estates and their respective successors, assigns and any and all entities who may purport to claim by, through, for or because of them, shall forever release, waive and discharge all Liabilities that they have, had or may have against any Released Party except with respect to obligations arising under the Plan, the Global Settlement and the B-2 Backstop Commitment Letter; provided, however, that the foregoing provisions shall not affect the liability of any Released Party that otherwise would result from any act or omission to the extent that act or omission subsequently is determined in a Final Order to have constituted gross negligence or willful misconduct.
     As of the Effective Date, in consideration for the obligations of the Debtors and the Reorganized Debtors under the Plan and the consideration and other contracts, instruments, releases, agreements or documents to be entered into or delivered in connection with the Plan, each holder of a Claim that votes in favor of the Plan (solely with respect to the Claim(s) that such holder voted in favor of the Plan) to the fullest extent permissible under law, will be deemed to forever release, waive and discharge all Liabilities in any way relating to a Debtor, the Chapter 11 Cases, the Estates, the Plan, the Confirmation Exhibits or the Disclosure Statement that such entity has, had or may have against any Released Party (which release will be in addition to the discharge of Claims and termination of Interests provided in the Plan and under the Confirmation Order and the Bankruptcy Code). Notwithstanding the foregoing and except with respect to Derivative Claims and holders of Claims that vote in favor of the Plan (solely with respect to the Claim(s) that such holder voted in favor of the Plan), nothing in the Plan or the Confirmation Order shall release the claims asserted, or to be asserted, solely on account of alleged conduct occurring prior to the Petition Date, against any non-Debtor defendant in the Securities Litigation. In addition, nothing in the Plan shall be deemed to release any applicable Debtor or Reorganized Debtor from any Liability arising from or related to Asbestos Personal Injury Claims.

     From and after the Effective Date, except with respect to obligations arising under the Plan, the Global Settlement, the Union Fee Order and the B-2 Backstop Commitment Letter, to the fullest extent permitted by applicable law, the Released Parties shall release each other from any and all Liabilities that any Released Party is entitled to assert against any other Released Party in any way relating to any Debtor, the Chapter 11 Cases, the Estates, the formulation, preparation, negotiation, dissemination, implementation, administration, confirmation or consummation of any of the Plan (or the property to be distributed under the Plan), the Confirmation Exhibits, the Disclosure Statement, any contract, employee pension or other benefit plan, instrument, release or other agreement or document related to any Debtor, the Chapter 11 Cases or the Estates created, modified, amended, terminated or entered into in connection with either the Plan or any agreement between the Debtors and any Released Party or any other act taken or omitted to be taken in connection with the Debtors’ bankruptcy; provided, however, that the foregoing provisions shall not affect the liability of any Released Party that otherwise would result from any act or omission to the extent that act or omission is determined in a Final Order to have constituted gross negligence or willful misconduct.
     4) Exculpation
     From and after the Effective Date, the Released Parties shall neither have nor incur any liability to any Person for any act taken or omitted to be taken in connection with the Debtors’ restructuring, including the formulation, preparation, dissemination, implementation, confirmation or approval of the Global Settlement, the Plan, the Confirmation Exhibits, the Disclosure Statement or any contract, instrument, release or other agreement or document provided for or contemplated in connection with the consummation of the transactions set forth in the Plan; provided, however, that Section IV.E.7 of the Plan shall not apply to the obligations arising under the Plan, the Global Settlement and the B-2 Backstop Commitment Letter of the parties thereto; and provided further, however, that the foregoing provisions shall not affect the liability of any Person that otherwise would result from any such act or omission to the extent that act or omission is determined in a Final Order to have constituted gross negligence or willful misconduct. Any of the foregoing parties in all respects shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.
H) Information as to Assets and Liabilities of Registrant
     Information as to Dana’s assets and liabilities as of the most recent practicable date is contained in the Monthly Operating Report for the period November 1, 2007 through November 30, 2007, which was filed as an exhibit to a Form 8-K filed with the Commission on December 20, 2007 and is incorporated herein by reference.
     Cautionary Statement Regarding the Monthly Operating Report
     The Monthly Operating Report contains financial statements and other financial information that have not been audited or reviewed by Dana’s independent registered public accounting firm and may be subject to future reconciliation or adjustments. The Monthly Operating Report is in a format prescribed by applicable bankruptcy laws and should not be used for investment purposes. The Monthly Operating Report contains information for periods different from those required in Dana’s reports pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) and that information may not be indicative of Dana’s financial condition or operating results for the period that would be reflected in Dana’s financial statements or its reports pursuant to the Exchange Act. Results set forth in the Monthly Operating Report should not be viewed as indicative of future results.

Item 8.01	Other Events.
     On December 26, 2007, Dana issued a press release announcing that the Bankruptcy Court entered an order confirming the Plan. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits. The following exhibit is filed with this report.

Exhibit No.	Description

2.1	Third Amended Joint Plan of Reorganization of Debtors and Debtors in Possession, dated October 23, 2007

2.2	First Modifications to Third Amended Joint Plan of Reorganization of Debtors and Debtors in Possession

2.3	Stipulation and Agreed Order Between the Debtors and the Official Committee of Non-Union Retirees

10.1	First Amendment To Investment Agreement, dated as of December 7, 2007

99.1	Press Release dated December 26, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANA CORPORATION (Registrant)
Date: December 27, 2007	By:	/s/ Marc S. Levin
Marc S. Levin
Acting General Counsel and Acting Secretary

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Third Amended Joint Plan of Reorganization of Debtors and Debtors in Possession, dated October 23, 2007.

2.2	First Modifications to Third Amended Joint Plan of Reorganization of Debtors and Debtors in Possession

2.3	Stipulation and Agreed Order Between the Debtors and the Official Committee of Non-Union Retirees

10.1	First Amendment To Investment Agreement, dated as of December 7, 2007

99.1	Press Release dated December 26, 2007